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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, which is based in part on the report of other auditors, dated January 30, 2004, except for the last paragraph of Note 11b, as to which the date is February 27, 2004, relating to the financial statements of Regeneron Pharmaceuticals, Inc. (the "Company"), which appears in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2003.



                                                /s/ PRICEWATERHOUSECOOPERS LLP


New York, New York
September 24, 2004